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                                  EXHIBIT 99.1

                                  PRESS RELEASE


The following is the text of a press release issued by Service Merchandise Company, Inc. on October 6, 1999.


FOR IMMEDIATE RELEASE
                                            Contact:  Ann Julsen/Jennifer Mercer
                                                      Sitrick And Company
                                                      310-788-2850
                                                      615-660-4480


          SERVICE MERCHANDISE ANNOUNCES ADOPTION OF FINANCIAL COVENANTS
                     AND INCREASES IN BORROWING AVAILABILITY

         NASHVILLE, TENNESSEE (OCTOBER 6, 1999) -- Service Merchandise Company, Inc. (NYSE:SME) announced today that its lenders have approved an amendment to its $750 million debtor-in-possession (DIP) financing agreement that provides for the release of the $50 million borrowing base reserve which had been in effect pending negotiation of financial covenants.

         The adoption of the covenant package provides the Company an additional $50 million in availability under the DIP facility, as the borrowing base reserve is eliminated. The covenants require the Company to maintain either a minimum EBITDA (earnings before interest, taxes, depreciation, and amortization) performance OR minimum availability under the facility.

         Under the DIP agreement, the Company's senior lenders, led by Citibank as administrative agent and BankBoston as documentation agent and collateral monitoring agent, provided $750 million in post-petition financing to fund the Company's operations during its restructuring.

         "The two-pronged nature of this covenant and its reasonable EBITDA thresholds signify the strong support and confidence of our lenders. We believe that the flexibility of the covenants, coupled with the release of the $50 million reserve, will further increase our merchandise vendors' confidence in our liquidity and will maintain the momentum of their return to normalized payment terms," said Chief Executive Officer Sam Cusano.

         Under the terms of the amendment, a maximum annual capital expenditure covenant is set at $50 million. Additional flexibility is provided to carry over 50 percent of unused capital expenditures from a prior year and to earn additional capital expenditure capacity as EBITDA rises.

         "This additional boost to our liquidity raises the Company's availability to approximately $185 million as of October 5, 1999," said Thomas Garrett, Chief Financial Officer. "This development further demonstrates the confidence shown by our lenders."





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         Service Merchandise and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 in the U. S. Bankruptcy Court for the Middle District of Tennessee in Nashville on March 27, 1999.

         Known as "America's Leading Jeweler", Service Merchandise is a specialty retailer focusing on fine jewelry, home and gift products.

                              SAFE HARBOR STATEMENT

         This press release and other communications from the Company may include forward-looking statements subject to various assumptions that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies, including those described herein, many of which are beyond the Company's control. This information has been included in reliance upon the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Consequently such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company's financial condition or operating results for future periods. Actual results may differ materially from those contemplated in any forward-looking statements and the Company undertakes no obligation to update or revise such statements.

         The statements in this press release and the Company's liquidity, capital resources and results of operations are subject to a number of risks and uncertainties including, but not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP Facility; the ability of the Company to operate successfully under a Chapter 11 proceeding; approval of plans and activities by the Bankruptcy Court; risks associated with operating a business in Chapter 11; the ability of the Company to create and have approved a reorganization plan in the Chapter 11 Cases; adverse developments with respect to the Company's liquidity or results of operations; the ability of the Company to obtain shipments and negotiate terms with vendors and service providers for current orders; the ability to conduct inventory liquidation sales to improve liquidity; the ability to develop, fund and execute an operating plan for the Company; the ability of the Company to attract and retain key executives and associates; competitive pressures from other retailers, including specialty retailers and discount stores, which may affect the nature and viability of the Company's business strategy; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability to maintain gross profit margins; the seasonal nature of the Company's business (including risks related to seasonal inventory increases) and the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; the ability of the Company to attract and retain customers; costs associated with the shipping, handling and control of inventory and the Company's ability to optimize its supply chain; potential adverse publicity; availability and cost of management and labor employed; real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store; the potential delisting of the Company's securities and the absence of an active public trading market; the ability of the Company to provide a private label credit card; and the ability to effect conversions to new technological systems, including becoming Year 2000 compliant.


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